UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                      D'Angelo Brands, Inc.
     (Exact name of registrant as specified in its charter)

    Nevada                                         88-039116
(State of Incorporation)            (I.R.S. Employer ID No.)

14 Brewster Court, Brampton, Ontario Canada          L6T 5B7
(Address of Principal Executive Offices)           (Zip Code)

               Consulting and Legal Services Plan
                    (Full title of the Plan)

                    Frank D'Angelo, President
                        14 Brewster Court
                Brampton, Ontario Canada L6T 5B7
             (Name and address of agent for service)

                         (905) 794-0335
  (Telephone number, including area code, of agent for service)

                         With a copy to:
                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                      Las Vegas, NV   89107
                         (702) 650-5660
                      Fax:  (702) 650-5667

                 Calculation of Registration Fee


 Title of     Amount to     Proposed     Proposed     Amount of
Securities        be        Maximum     Aggregate    Registration
   to be      Registered    Offering     Offering        Fee
Registered                 Price Per      Price
                           Share (1)

  Common      5,680,000      $0.23      $1,306,400     $120.19
   Stock

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rules 457(c) and 457(h) promulgated pursuant to the Securities Act of 1933. The Offering
Price is estimated as the average of the bid and asked prices on April 16, 2002.

                             PART I
      Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

The Company is offering shares of its common stock to various individuals for consulting and legal services performed on the Company's behalf. This issuance of shares is being made pursuant to a Consulting and Legal Services Plan adopted by the Board of Directors on December 19, 2001. The Board has equated this number of shares to the value of the legal or consulting services provided or to be provided by these individuals. The shares issued hereunder to eligible participants who are not affiliates of the Company as defined in Rule 405 of the Securities Act will not be subject to any resale restrictions. The Plan is not qualified under ERISA.

The consulting services for which these shares are being issued are not in connection with any offer of sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the securities of the Company.

Item 2. Registrant Information and Employee Plan Annual
Information

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in
Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                             PART II
       Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

Incorporated by reference into this Registration Statement are the contents of the Company's Registration Statement on Form S-8, and the Company's Annual Report on Form 10-KSB for the period ended February 28, 2001; the Company's Quarterly Report on Form 10-QSB for the periods ended May 31, 2001, August 31, 2001, October 31, 2001, and January 31, 2002; the Company's Quarterly Report on Form 10-QSB, as amended, for the periods ended May 31, 2001 and January 31, 2001; the Company's Current Report on Form 8-K and Form 8-K/A filed on January 15, 2002, February 14, 2002, and February 26, 2002. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents.
Requests for such copies shall be directed to Shareholder Relations, D'Angelo Brands, Inc., 14 Brewster Court, Brampton, Ontario Canada L6T 5B7, telephone (905) 794-0335.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

1. The financial statements incorporated in this registration statement by reference to the Company's Annual Report on Form 10-KSB for the year ended February 28, 2001 have been incorporated in reliance on the report of Stonefield Josephson, Inc., Certified Public Accountants, on the authority of that firm as experts in auditing and accounting. The auditor named in this prospectus as having prepared or certified any part of it was not employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest in the Company or any of its parents or subsidiaries. Nor were they connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

2. The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Chapman & Flanagan, Ltd. A portion of the shares being registered herein are being issued to the Registrant's attorneys in such law firm for services provided to the Registrant.

Item 6. Indemnification of Directors and Officers.

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud, or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud, or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number Description

   4.1        The Company's Articles of Incorporation, which
               define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.1a of the Company's Amended
               Form 10-SB filed on May 31, 2000.)

   4.2        The Company's Certificate of Change in Authorized
               Shares Pursuant to NRS 78.209, which define the rights of holders of the equity securities registered. (Incorporated by reference to Exhibit 3.1b of the Company's quarterly report on Form 10-QSB filed on October 24, 2000.)

   4.3        The Company's Certificate of Change in Authorized
               Shares Pursuant to NRS 78.209, which define the rights of holders of the equity securities registered. (Incorporated by reference to Exhibit
               4.3 of the Company's registration statement on Form S-8, filed on October 9, 2001.)

   4.4        The Company's Restated By-Laws, which define the
               rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit
               4.4 of the Company's registration statement on Form S-8, filed on October 9, 2001.)

   5.1        Opinion of Counsel, Chapman & Flanagan, Ltd.
               (Filed herewith.)

   23.1       Consent of Stonefield Josephson, Inc., Certified
               Public Accountants.  (Filed herewith.)

   23.2       Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C. (Filed herewith.)

   23.3       Consent of Solursh Feldman & Partners LLP. (Filed
               herewith.)

   23.4       Consent of Counsel.  (Included in Exhibit 5.1.)

Item 9. Undertaking.

The registrant makes the following undertakings

     a)1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i) to include any prospectus required by Section
             10(a)(3) of the Securities Act;

          ii)to reflect any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

          iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that indemnification is permitted to directors, officers and controlling personas of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities of such corporation it is the opinion of the SEC that any such indemnification is against public policy.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Brampton, Ontario, Canada, on April 18, 2002.

(Registrant) D'Angelo Brands, Inc.

By (Signature and Title) /s/ Frank D'Angelo
                Frank D'Angelo, President/Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                  Title                 Date



/s/ Frank D'Angelo         President, Director   April 18, 2002
Frank D'Angelo



/s/ Giuseppe D'Angelo      Director              April 18, 2002
Guiseppe D'Angelo



/s/ Stewart Garner         Director              April 18, 2002
Stewart Garner



/s/ Patricia Domi          Director              April 18, 2002
Patricia Domi



/s/ T. Hurdman             Director              April 18, 2002
T. Hurdman

                            PART III

                        INDEX TO EXHIBITS



Exhibit Number Description

   4.1        The Company's Articles of Incorporation, which
               define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.1a of the Company's Amended
               Form 10-SB filed on May 31, 2000.)

   4.2        The Company's Certificate of Change in Authorized
               Shares Pursuant to NRS 78.209, which define the rights of holders of the equity securities registered. (Incorporated by reference to Exhibit 3.1b of the Company's quarterly report on Form 10-QSB filed on October 24, 2000.)

   4.3        The Company's Certificate of Change in Authorized
               Shares Pursuant to NRS 78.209, which define the rights of holders of the equity securities registered. (Incorporated by reference to Exhibit
               4.3 of the Company's registration statement on Form S-8, filed on October 9, 2001.)

   4.4        The Company's Restated By-Laws, which define the
               rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit
               4.4 of the Company's registration statement on Form S-8, filed on October 9, 2001.)

   5.1        Opinion of Counsel, Chapman & Flanagan, Ltd.
               (Filed herewith.)

   23.1       Consent of Stonefield Josephson, Inc., Certified
               Public Accountants.  (Filed herewith.)

   23.2       Consent of Merdinger, Fruchter, Rosen & Corso,
               P.C. (Filed herewith.)

   23.3       Consent of Solursh Feldman & Partners LLP. (Filed
               herewith)

   23.4       Consent of Counsel.  (Included in Exhibit 5.1.)